CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 36 to Registration Statement No. 2-69877 on Form N-1A of our reports dated May 27, 2008, relating to the financial statements and financial highlights of CMA® Multi-State Municipal Series Trust (the “Trust”) (comprising CMA Arizona Municipal Money Fund, CMA California Municipal Money Fund, CMA Connecticut Municipal Money Fund, CMA Florida Municipal Money Fund, CMA Massachusetts Municipal Money Fund, CMA Michigan Municipal Money Fund, CMA New Jersey Municipal Money Fund, CMA New York Municipal Money Fund, CMA North Carolina Municipal Money Fund, CMA Ohio Municipal Money Fund and CMA Pennsylvania Municipal Money Fund), CMA® Tax-Exempt Fund (the “Fund”) and Master Tax-Exempt LLC (the “Master LLC”) appearing in the respective Annual Reports on Form N-CSR of the Trust, the Fund and the Master LLC for the year ended March 31, 2008, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

Deloitte & Touche LLP

Princeton, New Jersey

July 25, 2008